Exhibit 99.1

Blackstone Reports Third Quarter Results

New York, October 16, 2014: Blackstone (NYSE:BX) today reported its third quarter 2014 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “I am pleased with our third quarter results, which marked a record third quarter and year-to-date period for both economic net income and distributable earnings. Strong investment performance continued to attract significant capital inflows, with total capital raised of $13 billion in the quarter and $55 billion over the past year, also a record, bringing total assets under management to $284 billion, up 15% year-over-year. With one of the largest pools of available dry powder capital and the broadest alternative investment platform, we are well positioned to capitalize on the dislocation in asset values created by greater market volatility.”

Blackstone issued a full detailed presentation of its third quarter 2014 results, which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.44 per common unit to record holders of common units at the close of business on October 27, 2014. This distribution will be paid on November 3, 2014.

Quarterly Investor Call Details

Blackstone will host a conference call on October 16, 2014 at 11:00 a.m. ET to discuss third quarter 2014 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 870 853 47#.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with almost $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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